[*] IMPORTANT NOTICE: Certain material, indicated by an asterisk ("*"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                                                  Exhibit 10.5.1

                              EPOCH NETWORKS, INC.

                               FIRST AMENDMENT TO
                           BRANDED SERVICES AGREEMENT

  This First Amendment to Branded Services Agreement, entered into as of July 16, 1998, amends that certain Branded Services Agreement, dated as of April 2, 1998 ("Agreement), between Net-tel Corporation ("Branded Provider") and Epoch Networks, Inc. ("Epoch").

  WHEREAS, Branded Provider and Epoch desire to amend the Agreement to revise the price list and to include equipment purchase provisions in Attachment A to the Agreement.

  NOW, THEREFORE, in consideration of the mutual promises provided herein, the parties hereto agree as follow:

  1. Attachment A to the Agreement is hereby amended by deleting the material in the table under the caption "Dial-up Access," but not the bullet points
                               --------------
  following such table, and substituting therefor the following:

                                 "Discount Level"


Services                             Basic               Ex. Min
--------                             -----               -------
Epoch Unlimited 9600-56K Analog        *                    *
ISDN 1B                                *                    *
ISDN 2B                                *                    *
UUNet Access                           *                    *


Notes:
1. Unlimited dial-up access shall be subject to control of abusive network users.
2. Excess Minutes charge shall apply to time used above the basic allotment.
3. 56K analog service, where available, shall be standardized on Rockwell chipsets and K56Flex technology.

4. ISDN Basic fee shall be for       minutes of access per month per user.
   Minutes shall not aggregate across user-base and expire at the end of each month.

5. UUNet Access Basic fee shall be for       minutes of access per month per
   user. Minutes shall not aggregate across user-base and expire at the end of each month.

   2.  Attachment A is hereby by including after the caption "Equipment Rental
                                                              ----------------
       Packages" the following new caption
       --------

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

Equipment Purchase Packages:
----------------------------

Equipment                      Price
---------                      -----
CISCO 2501                     Epoch agrees to sell all hardware equipment at
Proteon 60                     cost plus *% are further agrees to provide all
Ascend Pipeline 130            cost invoice upon such reasonable requests.
Motorola FT 100 (for 128K-T1)
Motorola (for 56K)


  3. This Agreement, except as amended by this Amendment, shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties have set their hands to this Amendment as of the date first above written.

  EPOCH NETWORKS, INC.:                       NET-TEL CORPORATION:

By: /s/ Scott Purcell                         By:  /s/ James F. Kenefick

Name:   Scott Purcell                         Name:    James F. Kenefick
Its:    President  7/16/98                    Title:   President 7/16/98


        18201 Von Karman Ave., 5th Floor               3050 "K" Street, NW, #250
        Irvine, CA 92612                               Washington, DC 20007
        Tel:  949-474-4950                             Tel:  202-736-5100

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.

                                      -2-